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                          BATCHER, ZARCONE & BAKER, LLP
                          -----------------------------
                                ATTORNEYS AT LAW


 SOUTH BAY OFFICE                                        KAREN A. BATCHER
 4190 BONITA ROAD, SUITE 205                            kbatcher@bzblaw.com
 BONITA, CALIFORNIA 91902                                 -------------

 TELEPHONE:    619.475.7882                        ADDITIONAL SAN DIEGO OFFICES
 FACSIMILE:    619.789.6262







                                 August 27, 2007


Mr. Alexander Kulyashov, President
Bonfire Productions, Inc.
156th Avenue, NE, Suite 100
Bellevue,  WA  98007

Re:      Consent to Use Legal Opinion in Form SB-2
         Registration Statement - Bonfire Productions, Inc.

Dear Mr. Kulyashov:

I hereby consent to the reference to my name in the Registration Statement under the caption "Interests of Named Experts and Counsel" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                                Regards,
                                                BATCHER ZARCONE & BAKER, LLP


                                                /s/ Karen A. Batcher
                                                ----------------------
                                                Karen A. Batcher, Esq.



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